UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 18, 2011
Date of Report (Date of earliest event reported)

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)
(239) 263-3344
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                      OTHER EVENTS.

On January 20, 2011, TIB Financial Corp. (the “Company”) issued a press release announcing that the subscription period of its previously announced subscription rights offering to purchase up to 1,488,792 shares of its common stock expired at 5:00 p.m., New York City time, on January 18, 2011.  The subscription rights offering was limited to shareholders of record as of July 12, 2010.  Holders to whom subscriptions rights were issued exercised rights to purchase approximately 533,029 shares of common stock for an aggregate purchase price of approximately $8.0 million.

A copy of the press release of the Company dated January 20, 2011 is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of TIB Financial Corp. dated January 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.
Date: January 21, 2011	By:	/s/Stephen J. Gilhooly
Stephen J. Gilhooly
EVP and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of TIB Financial Corp. dated January 20, 2011.